Shrink Nanotechnologies Receives Investment at Premium to Trading Price, Re-Locates Corporate Office and Reduces Cash Burn

CARLSBAD, CA – February 18, 2011 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB: INKN), an innovative technology company developing products and licensing opportunities in the alternative energy industry, medical diagnostics and sensors, and biotechnology research and development tools businesses, received investment through the purchase of restricted common stock for $.17 per share.  The Company moved its corporate offices to the Tech Portal office in Irvine on the campus of the University of California at Irvine.  Shrink also secured a reduction in its monthly administration commitments, effectively reducing its administrative operating costs by nearly 50%.

Shrink CEO Mark L. Baum stated, “In anticipation of transitioning from the development stage with our StemDisc and NanoShrink products, we are streamlining our operations and making certain that we have the resources we need to be successful as we launch our first products in the coming months.  We are pleased to have received a six figure commitment of new investment capital at a price which is at a premium to our current trading price, and to have moved our corporate office to the Tech Portal at UCI where much of our development work is now being handled.”

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. (www.shrinknano.com) is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the energy production, human and animal diagnostics, and biotechnology research and development tools industries.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of Shrink Nanotechnologies and its management team. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products, including those discussed in this press release. Specifically regarding the Company’s StemDisc products, the Company may be impacted by recent federal court rulings related to the use of stem cells.  The Company has also experienced development and market challenges in some of its businesses, specifically in the solar energy production business.  These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205
Learn more about Shrink:
Corporate Website
Company Blog
Shrink Biological Research Tools
Shrink Diagnostics
NanoShrink (TM) Technology
Scientific Founder Dr. Michelle Khine